UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2025

NABORS INDUSTRIES LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House

4 Par-la-Ville Road

Second Floor

Hamilton, HM08 Bermuda

(Address of Principal Executive Offices, and Zip Code)

(441) 292-1510

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	NBR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to a Vote of Security Holders

On January 17, 2025, Nabors Industries Ltd. (“Nabors” or the “Company”) held a special general meeting of shareholders (the “Special General Meeting”) to consider the proposals set forth in the definitive proxy statement of the Company filed with the U.S. Securities and Exchange Commission on October 31, 2024, as amended on December 4, 2024 (as amended, the “Proxy Statement”), in connection with the Agreement and Plan of Merger (such agreement, as it may be amended, modified or supplemented from time to time, the “merger agreement”) by and among Nabors, Parker Drilling Company (“Parker”), Nabors SubA Corporation, a Delaware corporation and a wholly owned subsidiary of Nabors (“Merger Sub”), and Värde Partners, Inc., a Delaware corporation, solely in its capacity as the representative of the stockholders of Parker, providing for the merger (the “merger”) of Merger Sub with and into Parker, with Parker surviving the merger as a wholly owned subsidiary of Nabors.

A total of 7,548,890 Nabors common shares, representing approximately 70.49% of the Nabors common shares issued and outstanding and entitled to vote as of the record date for the Special General Meeting, were present virtually or by proxy at the Special General Meeting, constituting a quorum to conduct business.

At the Special General Meeting, the following proposals were considered:

(1)	the proposal to approve the issuance of Nabors common shares, par value $0.05 per share, to stockholders of Parker, in connection with the merger (the “Nabors share issuance proposal”); and

(2)

the proposal to approve the adjournment of the Special General Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special General Meeting to approve the Nabors share issuance proposal (the “Nabors adjournment proposal”).

The Nabors share issuance proposal was approved by the requisite vote of the Company’s shareholders. Sufficient votes were received to approve the Nabors adjournment proposal, but such an adjournment was not necessary in light of the approval of the Nabors share issuance proposal. The final voting results for each proposal are described below. For more information on each of these proposals, please refer to the Proxy Statement.

Proposal 1 – Nabors share issuance proposal

Votes For	Votes Against	Abstentions
6,882,425	653,125	13,340

RESULT: Approved (91.17%)

Proposal 2 – Nabors adjournment proposal

Votes For	Votes Against	Abstentions
6,616,172	918,880	13,838

RESULT: Approved (87.64%)

No other matters were submitted for shareholder action at the Special General Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

By	/s/ Mark D. Andrews
Mark D. Andrews
Corporate Secretary

Dated: January 17, 2025